Exhibit 99.1
Grid Dynamics Reports Third Quarter 2025 Financial Results
Record Revenues of $104.2 million; Board Authorizes $50.0 million Share Repurchase Program
San Ramon, Calif. — October 30, 2025 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics” or the “Company”), a leader in enterprise-level AI and digital transformation, today announced results for the third quarter ended September 30, 2025.
We are pleased to report third quarter 2025 revenues of $104.2 million. This is within our outlook of $103.0 million to $105.0 million that we provided in July 2025. On a sequential and year-over-year basis this represents growth of 3.0% and 19.1%, respectively.
Retail remained our largest vertical, contributing 27.8% of total revenues in the third quarter of 2025. The Technology, Media and Telecom (“TMT”) vertical surpassed Finance for the first time since the fourth quarter of 2024, becoming our second largest vertical. TMT accounted for 27.4% of the third quarter revenues, increasing 13.5% sequentially and 18.2% year-over-year, largely driven by higher demand from our largest technology customers. The Finance vertical continued to perform strongly, contributing 24.6% of total revenues for the quarter. Growth in this vertical was primarily driven by sustained demand from fintech customers, supplemented by contributions from our 2024 acquisitions. Revenues from the Consumer Packaged Goods (“CPG”) and Manufacturing vertical were relatively stable sequentially, and increased 11.3% year-over-year, primarily reflecting contributions from our 2024 acquisitions. Lastly, the Healthcare and Pharma, and Other verticals remained relatively flat in absolute dollars sequentially, and contributed 2.3% and 7.4% of total third quarter revenues, respectively.
“Our third quarter revenue of $104.2 million was another all time high, fueled by AI demand. AI revenue grew 10% on a sequential basis and contributed to over 25% of our third quarter organic revenue. In the third quarter, we added five times more billable engineers than we added in the second quarter. For the fourth quarter, we expect net-billable engineers to increase at similar levels as in the third quarter. This is indeed a remarkable achievement given year-end seasonal trends.
As a result of the strong momentum in the second half of the year, we expect to end the year with a materially higher billable run rate, positioning us well going into 2026. Our 2026 revenue growth will be built on top of this higher baseline, providing a strong foundation for the continued expansion and operating leverage.
We have also operationalized company-wide initiatives to expand our profitability and margins. Over the next 12 months, we expect to improve our margins by at least 300 basis points. These include efficiency improvements with the focus on higher margin geographies, leveraging enhanced pricing with our AI offerings, rebalancing our portfolio and embracing technologies with our AI-first initiatives.
I am happy to report that we are announcing a $50.0 million share repurchase program, which represents approximately 15% of our cash. The buyback reflects our confidence in the long-term prospects of our business and our commitment to investing in ourselves,” said Leonard Livschitz, CEO.
Third Quarter 2025 Financial Highlights
•Total revenues were $104.2 million, up 3.0% and 19.1% on a sequential and year-over-year basis, respectively.
•GAAP gross profit was $34.7 million, or 33.3% of revenues, compared to $32.7 million, or 37.4% of revenues, in the third quarter of 2024.
•Non-GAAP gross profit was $35.2 million, or 33.8% of revenues, compared to $33.3 million, or 38.0% of revenues, in the third quarter of 2024.
•GAAP net income was $1.2 million, or $0.01 per share, based on 85.8 million diluted weighted-average common shares outstanding in the third quarter of 2025, compared to net income of $4.3 million, or $0.05 per share, based on 78.8 million diluted weighted-average common shares outstanding, in the third quarter of 2024.
•Non-GAAP net income was $8.2 million, or $0.09 per diluted share, based on 85.8 million diluted weighted-average common shares outstanding in the third quarter of 2025, compared to $10.8 million, or $0.14 per diluted share, based on 78.8 million diluted weighted-average common shares outstanding, in the third quarter of 2024.

•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income and expenses, fair value adjustments, stock-based compensation, transaction and transformation-related costs, restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $12.7 million, compared to $14.8 million in the third quarter of 2024.
See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.
Cash Flow and Other Metrics
•Cash provided by operating activities was $30.7 million for the nine months ended September 30, 2025, compared to $23.1 million for the nine months ended September 30, 2024.
•Cash and cash equivalents totaled $338.6 million as of September 30, 2025, compared to $334.7 million as of December 31, 2024.
•Total headcount was 4,971 as of September 30, 2025, compared with 4,298 as of September 30, 2024.

Financial Outlook
Fourth Quarter
•The Company expects revenue in the fourth quarter of 2025 to be in the range of $105.0 to $107.0 million.
•Non-GAAP EBITDA in the fourth quarter of 2025 is expected to be between $13.0 and $14.0 million.
•For the fourth quarter of 2025, we expect our basic share count to be in the 85 - 86 million range and diluted share count to be in the 86 - 87 million range.
Full Year
•The Company expects full-year 2025 revenues to be in the range of $410.7 to $412.7 million, representing growth of 17.1% to 17.7% on a year-over-year basis.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income/(loss) for the fourth quarter of 2025 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest income, taxes, other income/(expenses), fair-value adjustments, geographic reorganization expenses, restructuring expenses, transaction-related costs and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Share Repurchase Program
The Company announced that its Board of Directors authorized a common stock repurchase program, under which the Company may purchase up to $50.0 million of its common stock. The common stock may be repurchased at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company’s sole discretion. Such repurchases may be effected through open market purchases, privately negotiated transactions or otherwise, including repurchase plans that satisfy the conditions of Rule 10b5-1 under the Securities Exchange Act of 1934. The stock repurchase program has no termination date, may be suspended or discontinued at any time and does not obligate the Company to repurchase any dollar amount or number of shares.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, October 30, 2025 to discuss its third quarter financial results. Investors and other interested parties can access a webcast of the video conference call on the Investor Relations section of the Company’s website at https://www.griddynamics.com/investors.
A replay will also be available after the call at https://www.griddynamics.com/investors with the passcode $Q3@2025.

About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a leading provider of technology consulting, platform and product engineering, AI, and digital engagement services. Fusing technical vision with business acumen, we solve the most pressing technical challenges and enable positive business outcomes for enterprise companies undergoing business transformation. A key differentiator for Grid Dynamics is our 9 years of experience and leadership in enterprise AI, supported by profound expertise and ongoing investment in data and ML platform engineering, cloud platform and product engineering, IoT and edge computing, and digital engagement services. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the Americas, Europe, and India. Follow us on LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents Non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic environment and the Russian invasion of Ukraine, as well as its GigaCube strategy.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict.

Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, the risk of recession, the impact of tariffs and other factors impacting world trade, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) issues relating to the use of artificial intelligence technologies may result in reputational harm or liability, (x) security breaches and other incidents could expose us to liability and cause our business and reputation to suffer; (xi) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (xii) risks and costs related to acquiring and integrating other companies; (xiii) risks relating to the global regulatory environment as well as legal proceedings and other claims, (xiv) risks related to the new and rapidly challenging AI business and (xv) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.
Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed May 1, 2025, in its annual report on Form 10-K filed February 27, 2025 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS)
Unaudited
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$104,163	$87,435	$305,673	$250,289
Cost of revenues	69,452	54,706	199,462	160,332
Gross profit	34,711	32,729	106,211	89,957

Operating expenses
Engineering, research, and development	5,759	4,446	18,989	12,945
Sales and marketing	7,339	6,817	22,712	21,395
General and administrative	21,854	19,330	66,911	58,983
Total operating expenses	34,952	30,593	108,612	93,323

(Loss)/income from operations	(241)	2,136	(2,401)	(3,366)
Other income, net	3,364	3,466	15,294	8,656
Income before income tax	3,123	5,602	12,893	5,290
Provision for income taxes	1,946	1,320	3,531	5,773
Net income/(loss)	$1,177	$4,282	$9,362	$(483)

Income/(loss) per share
Basic	$0.01	$0.06	$0.11	$(0.01)
Diluted	$0.01	$0.05	$0.11	$(0.01)

Weighted average shares outstanding
Basic	84,695	76,697	84,467	76,485
Diluted	85,839	78,837	86,740	76,485

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$338,553	$334,655
Trade receivables, net of allowance of $3,712 and $2,747 as of September 30, 2025 and December 31, 2024, respectively	82,900	69,371
Prepaid expenses and other current assets	19,220	19,278
Total current assets	440,673	423,304

Property and equipment, net	17,151	14,018
Operating lease right-of-use assets, net	13,111	12,108
Intangible assets, net	43,399	47,918
Goodwill	84,681	83,407
Deferred tax assets	9,129	8,774
Other noncurrent assets	5,025	2,663
Total assets	$613,169	$592,192

Liabilities and equity
Current liabilities
Accounts payable	$5,574	$4,069
Accrued compensation and benefits	28,624	21,677
Operating lease liabilities, current	5,285	5,420
Accrued expenses and other current liabilities	18,302	24,378
Total current liabilities	57,785	55,544

Deferred tax liabilities	9,300	8,914
Operating lease liabilities, noncurrent	8,363	7,205
Contingent consideration payable, noncurrent	—	2,700
Total liabilities	$75,448	$74,363

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 84,709,441 and 83,608,819 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	$8	$8
Additional paid-in capital	539,114	532,578
Accumulated deficit	(2,483)	(11,845)
Accumulated other comprehensive income/(loss)	1,082	(2,912)
Total stockholders’ equity	537,721	517,829
Total liabilities and stockholders’ equity	$613,169	$592,192

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$104,163	$87,435	$305,673	$250,289
Cost of revenues	69,452	54,706	199,462	160,332
GAAP gross profit	34,711	32,729	106,211	89,957
Stock-based compensation	529	525	1,663	1,517
Non-GAAP gross profit	$35,240	$33,254	$107,874	$91,474

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income/(loss)	$1,177	$4,282	$9,362	$(483)
Adjusted for:
Depreciation and amortization	5,010	3,424	14,629	9,579
Provision for income taxes	1,946	1,320	3,531	5,773
Stock-based compensation	6,356	7,139	23,816	25,969
Transaction and transformation-related costs(1)	348	1,571	1,109	2,238
Geographic reorganization(2)	310	316	1,121	1,262
Restructuring costs(3)	913	227	1,776	1,157
Interest and other income, net (4)	(3,364)	(3,466)	(15,294)	(8,656)
Non-GAAP EBITDA	$12,696	$14,813	$40,050	$36,839
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenues, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Our restructuring costs are comprised of severance charges and respective taxes, and are included in General and administrative expenses in the Company’s unaudited condensed consolidated statements of income/(loss).
(4)Interest and other income, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, interest on cash held at banks and returns on investments in money-market funds, and other miscellaneous non-operating expenses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income/(loss)	$1,177	$4,282	$9,362	$(483)
Adjusted for:
Stock-based compensation	6,356	7,139	23,816	25,969
Transaction and transformation-related costs (1)	348	1,571	1,109	2,238
Geographic reorganization (2)	310	316	1,121	1,262
Restructuring costs(3)	913	227	1,776	1,157
Other (income)/expense, net(4)	(327)	(657)	(5,985)	(593)
Tax impact of non-GAAP adjustments(5)	(627)	(2,050)	(4,804)	(2,612)
Non-GAAP net income	$8,150	$10,828	$26,395	$26,938
Number of shares used in the GAAP diluted EPS	85,839	78,837	86,740	76,485
GAAP diluted EPS	$0.01	$0.05	$0.11	$(0.01)
Number of shares used in the non-GAAP diluted EPS	85,839	78,837	86,740	78,301
Non-GAAP diluted EPS	$0.09	$0.14	$0.30	$0.34
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenues, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Our restructuring costs are comprised of severance charges and respective taxes, and are included in General and administrative expenses in the Company’s unaudited condensed consolidated statements of income/(loss).
(4)Other (income)/expense, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating income and expense. During the fourth quarter ended December 31, 2024, the Company started to include interest (income)/expense, net in its calculation of non-GAAP net income. As a result, the Company has adjusted previously reported Other expense, net adjustment to include interest income, net of $2.8 million and $8.1 million for the three and nine months ended September 30, 2024.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands, except percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	(in thousands, except percentages)
Retail	$28,951	27.8%	$29,825	34.1%	$90,029	29.5%	$81,233	32.5%
Technology, Media and Telecom	28,579	27.4%	24,188	27.7%	77,369	25.3%	71,449	28.5%
Finance	25,623	24.6%	14,158	16.2%	76,037	24.9%	36,967	14.8%
CPG/Manufacturing	10,912	10.5%	9,807	11.2%	32,287	10.6%	29,209	11.7%
Healthcare and Pharma	2,422	2.3%	2,510	2.9%	7,383	2.4%	8,677	3.5%
Other	7,676	7.4%	6,947	7.9%	22,568	7.3%	22,754	9.0%
Total	$104,163	100.0%	$87,435	100.0%	$305,673	100.0%	$250,289	100.0%